Exhibit (e)(1)(c)

Addendum to Distribution Agreement

Dated September 30, 2005

Between

ALPS Distributors, Inc.

and

Forward Funds

THIS ADDENDUM is made as of April 12, 2010 by and between ALPS Distributors, Inc. (“ALPS”), and Forward Funds (the “Fund”).

WHEREAS, ALPS and the Fund have entered into a Distribution Agreement (the “Agreement”) dated September 30, 2005 as amended on April 9, 2007;

WHEREAS, on January 13, 2010, the Board of Trustees of the Fund approved ALPS as the distributor of certain additional series of the Trust;

WHEREAS, ALPS and the Fund wish to modify the provisions of the Agreement to reflect a revised Schedule A -List of Portfolios.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Schedule A – List of Portfolios. Schedule A is replaced in its entirety with the attached Schedule A.

2.	Remainder of the Agreement. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date of the Addendum first set forth above.

ALPS Distributors, Inc.		Forward Funds

By:	/s/ Thomas A. Carter	By:	/s/ J. Alan Reid, Jr.
Name:	Thomas A. Carter	Name:	J. Alan Reid, Jr.
Title:	President	Title:	President

Schedule A

To the Distribution Agreement

List of Portfolios

Dated as of April 12, 2010

Forward Aggressive Growth Allocation Fund*	Forward International Small Companies Fund
Forward Balanced Allocation Fund*	Forward Investment Grade Fixed-Income Fund*
Forward Banking and Finance Fund	Forward Large Cap Equity Fund
Forward Emerging Markets Fund	Forward Large Cap Growth Fund*
Forward Frontier Markets Fund*	Forward Large Cap Value Fund*
Forward Global Infrastructure Fund	Forward Legato Fund
Forward Growth & Income Allocation Fund*	Forward Long/Short Credit Analysis Fund
Forward Growth Allocation Fund*	Forward Mortgage Securities Fund*
Forward Growth Fund	Forward Real Estate Fund
Forward High Yield Bond Fund*	Forward Select Income Fund
Forward HITR Fund**	Forward Small Cap Equity Fund
Forward Income & Growth Allocation Fund*	Forward Small to Mid Cap Fund*
Forward Income Allocation Fund*	Forward Strategic Alternatives Fund*
Forward International Dividend Fund*	Forward Strategic Realty Fund
Forward International Equity Fund*	Forward Tactical Growth Fund
Forward International Fixed Income Fund	Forward U.S. Government Money Fund*
Forward International Real Estate Fund

*	Name change effective May 1, 2010
**	Fund has yet to commence operations